EXHIBIT 23.a





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated August 24, 1995 relating to the balance sheets of Niagara of Wisconsin Paper Corporation as of December 31, 1994 and 1993 and the related statements of operations, shareholder's equity, and cash flows for the years then ended included in this Form 8-K/A, into Consolidated Papers, Inc.'s previously filed Registration Statement File Nos. 2-87423, 33-28786 and 33-376838.


                                                         /s/ Arthur Andersen LLP
                                                         ARTHUR ANDERSEN LLP




Milwaukee, Wisconsin
September 12, 1995